[EXHIBIT 2.1]

                      AGREEMENT AND PLAN OF
                         SHARE EXCHANGE

     This Agreement and Plan of Share Exchange, dated October 15, 2004, by and between Global Life Sciences, Inc., a Nevada corporation with its principal offices located at 6524 Elizan Drive NW, Olympia, WA 98502 ("Buyer"); and Nortia Capital Partners, Inc., a Florida corporation with its principal offices located at 400 Hampton View Court Alpharetta, Georgia 30004 ("Seller"); and the named shareholders listed under the caption "Shareholders" on the Signature Page hereof and whose signatures appear on the Counterpart Signature Pages of this Agreement (the "Shareholders", and each of those persons individually, a "Shareholder").

                            RECITALS

      WHEREAS, the parties desire that Buyer acquire all of the outstanding capital stock of Seller in exchange for securities of Buyer (the "Share Exchange"), all as more particularly set forth herein; and

      WHEREAS, the boards of directors of the parties to this Agreement have determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders; and

     WHEREAS, the Share Exchange shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:


SECTION 1.     Plan of Share Exchange.
               ----------------------

      1.1 The Plan of Share Exchange, Exhibit A, is incorporated by reference.


SECTION 2.     Closing.
               -------

     2.1   Closing.  Closing shall take place at 400 Hampton View
           -------
Court Alpharetta, Georgia 30004, at 10:00 A.M. on October 30, 2004 (the "Closing" or "Closing Date"), or at another time, date, and place mutually agreed to by the parties. Closing shall be consummated by the execution and acknowledgment by Buyer and Seller of Articles of Share Exchange in accordance with F.S. Chapter 607 and NRS Chapter 92a. The Articles of Share Exchange executed and acknowledged shall be delivered for filing to the Florida and Nevada Secretaries of State as promptly as possible after the consummation of the closing. The Articles of Share Exchange shall specify the effective date and time of the Share Exchange ("Effective Time").

     As of the Effective Time by virtue of the Share Exchange and without any further action on the part of the Seller's shareholders, each such shareholder shall be entitled to receive, in exchange for each share of Seller's common stock one (1) share of common stock of Buyer, par value $0.001 per share.

Notwithstanding the actual date of the delivery by any Seller shareholder of physical possession of certificates for shares of capital stock of Seller, the exchange and transfer of legal title and beneficial ownership of such shares shall for all purposes be deemed to occur as of the Effective Time. Each share of Seller, if any, owned by Seller immediately prior to the Effective Time shall be canceled and shall cease to exist from and after the Effective Time.

SECTION  3.      Representations and Warranties of Seller and
                 Shareholders.
                 --------------------------------------------

      3.1   Seller's Representations and Warranties.  As  of  the
            ---------------------------------------
Closing Date, Seller represents and warrants to Buyer as follows:

           3.1.1      Capital  Structure. The  capitalization  of
                      ------------------
Seller is (i) 5,000,000 shares of preferred stock none of which are issued or outstanding and (ii) 50,000,000 shares of common stock, par value $0.001 per share, of which 8,675,000 are issued and outstanding. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation of Seller or any agreement to which Seller is a party or of which Seller has been given notice. Other than with respect to 90,000 shares of common stock due from the Seller to a consultant pursuant to a written consulting agreement, there are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Seller, or obligating Seller to transfer any additional shares of its capital stock of any class or any other securities.

           3.1.2      Ownership  of  the Shares.  The  shares  of
                      -------------------------
Buyer's common stock being issued to Seller's shareholders at the Closing are duly authorized and will be validly issued, fully paid, and nonassessable on their issuance. The persons receiving these securities at the Closing will acquire good, valid, and indefeasible title, free and clear of any interests, security interests, claims, liens, pledges, options, penalties, charges, other encumbrances, buy-sell agreements, or rights of any party whatsoever.

          3.1.3       Organization and Good Standing.
                      ------------------------------

           Seller is duly qualified as a Florida corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

            A true and complete copy of the Articles of Incorporation of Seller, each as amended to this date, has been delivered or made available to Buyer. The minute books of Seller are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Seller. Seller has no subsidiaries.

            3.1.4     Authorization;  Validity.   The  execution,
                      ------------------------
delivery, and performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action.

This Agreement has been duly and validly executed and delivered by Seller, and is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

           3.1.5      Consents. Except (i) for the filing of  the
                      --------
Articles of Share Exchange with the applicable governmental authorities; and (ii) as may be required by the applicable federal and state securities laws, other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

          3.1.6       Litigation.  No litigation is pending or to
                      ----------
the knowledge of Seller, threatened, to which Seller is or may become a party.

           3.1.7      Violations.  The  execution,  delivery,  or
                      ----------
performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Seller under, any agreement, lease, or other instrument to which Seller is a party or by which any of the property or assets of Seller are bound; (ii) violate any permit, license, or approval required by Seller to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Seller's Articles of Incorporation or Bylaws.

           3.1.8     Broker and Finder Fees.  No liability to any
                     ----------------------
Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Share Exchange shall be incurred by Seller.

     3.2  Shareholders' Representations and Warranties. As of the
          --------------------------------------------
Closing  Date,  each  Shareholder  individually  represents   and
warrants to Buyer with respect to itself and its shares of stock of Seller as follows:

           3.2.1     Shareholder of Seller.   The Shareholder  is
                     ---------------------
the sole record and beneficial holder of all issued and outstanding shares of capital stock of Seller, as described below, and the Shareholder owns such shares free and clear of all liens, restrictions and claims of any kind.

           3.2.2     Authorization; Validity. This Agreement  has
                     -----------------------
been duly and validly executed and delivered by the Shareholder, and is the legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

           3.2.3      Consents. No approval, consent, waiver,  or
                      --------
authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by the Shareholder of the transactions contemplated by this Agreement.

           3.2.4      Violations.  The  execution,  delivery,  or
                      ----------
performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance upon any property or assets of the Shareholder, under any agreement, lease, or other instrument to which such Shareholder is a party or by which any of the property or assets of such Shareholder is bound; or (ii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator.

     3.3  Survival of Representations and Warranties. Each of the
          ------------------------------------------
representations and warranties in Sections 3.1 and 3.2 shall survive the Closing until the expiration of all applicable statute of limitations periods.


SECTION 4.     Representations and Warranties of Buyer.
               ---------------------------------------

      4.1   Buyer's  Representations and Warranties.  As  of  the
            ---------------------------------------
Effective Time, Buyer represents and warrants to Seller as follows:

           4.1.1      Capital  Structure. The  capitalization  of
                      ------------------
Buyer consists of (i) 50,000,000 shares of common stock, $0.001 par value ("Common Stock"), of which approximately 1,780,000 shares are issued and outstanding; and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value, 300,000 of which are issued and outstanding. All of the issued and outstanding capital stock of Buyer has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or of which Buyer has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Buyer, or obligating Buyer to transfer any additional shares of its capital stock of any class or any other securities.

          4.1.2       Organization and Good Standing.
                      ------------------------------

           Buyer is duly qualified as a Nevada corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.
            A true and complete copy of the Articles of Incorporation and Bylaws of Buyer, each as amended to this date, has been delivered or made available to Seller. The minute books of Buyer are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and stockholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and stockholders of Buyer. Buyer has no subsidiaries.

            4.1.3     Authorization;  Validity.   The  execution,
                      ------------------------
delivery, and performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

           4.1.4      Consents. Except (i) for the filing of  the
                      --------
Articles of Share Exchange with the applicable governmental authorities; and (ii) as may be required by the applicable federal and state securities laws, other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

           4.1.5      Litigation.     Other  than  is  set  forth
                      ----------
herein, no litigation is pending or to the knowledge of Buyer, threatened, to which Buyer is or may become a party.

           4.1.6      Violations.  The  execution,  delivery,  or
                      ----------
performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Buyer under, any agreement, lease, or other instrument to which Buyer is a party or by which any of the property or assets of Buyer are bound; (ii) violate any permit, license, or approval required by Buyer to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Buyer's Articles of Incorporation or Bylaws.

           4.1.7     Broker and Finder Fees.  No liability to any
                     ----------------------
Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Share Exchange shall be incurred by Buyer.

          4.1.8      Tax Filings.  All tax returns required to be
                     -----------
filed with respect to Buyer and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner. Further, all taxes attributable to Buyer and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

     4.2  Survival of Representations and Warranties. Each of the
          ------------------------------------------
representations and warranties in Section 4.1 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 5.     Covenants of Seller.
               -------------------

      5.1 Except as may otherwise be consented to or approved in writing by Buyer, Seller agrees that from the date of this Agreement and until the Closing:

           5.1.1      Conduct Pending Closing.  The  Business  of
                      -----------------------
Seller shall be conducted only in the ordinary course consistent with past practices.

          5.1.2       Access to Records. Seller shall provide Buyer
                      -----------------
and its representatives access to all records of Seller that they reasonably may request and provide reasonable access to the properties of Seller.

          5.1.3       Confidentiality. Seller agrees to keep  the
                      ---------------
provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Seller's accountants, attorneys, and other professionals with whom Seller conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.


SECTION 6.     Covenants of Buyer.
               ------------------

      6.1 Except as may otherwise be consented to or approved in writing by Seller, Buyer agrees that from the date of this Agreement and until the Closing:

           6.1.1      Conduct  Pending Closing. The  business  of
                      ------------------------
Buyer shall be conducted only in the ordinary course consistent with past practices.

          6.1.2       Access to Records. Buyer shall provide Seller
                      -----------------
and its representatives access to all records of Buyer that they reasonably may request and provide reasonable access to the properties of Buyer.

           6.1.3      Confidentiality.  Buyer agrees to  keep the
                      ---------------
provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Buyer's accountants, attorneys, and other professionals with whom Buyer conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.


SECTION 7.     Conditions Precedent to Obligations of Buyer.
               --------------------------------------------

      Unless, at the Closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this
Agreement:

     7.1  Representations and Warranties. The representations and
          ------------------------------
warranties of Seller and Shareholders shall be true and correct as of the Closing.

     7.2  Performance of Covenants. Seller and Shareholders shall
          ------------------------
have performed and complied in all respects with the covenants and agreements required by this Agreement.

     7.3  Items to be Delivered at Closing.   Seller  shall  have
          ---------------------------------
tendered for delivery to Buyer the following:

          7.3.1       Delivery  of  Shares.  Stock   certificates
                      --------------------
representing 8,675,000 shares of common stock, duly endorsed for transfer to the Buyer.

           7.3.2      Articles of Share Exchange. A duly executed
                      --------------------------
original of the Articles of Share Exchange.

           7.3.3      Corporate Action. A certified copy  of  the
                      ----------------
corporate  action  of  Seller  authorizing  and  approving   this
Agreement and the transactions contemplated by it.

     7.4   Proceedings   and  Instruments  Satisfactory.   All
           --------------------------------------------
proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel, whose approval shall not be withheld unreasonably.


SECTION 8.     Conditions Precedent to Obligations of Seller.
               ---------------------------------------------

      Unless, at the Closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

     8.1   Representations and Warranties. The representations and
           ------------------------------
warranties of Buyer shall be true and correct as of the Closing.

     8.2   Items  to be Delivered at Closing. Buyer  shall  have
           ---------------------------------
tendered for delivery to Seller the following:

           8.2.1      Delivery of Shares. Stock certificates representing
                      ------------------
8,675,000 shares of Common Stock duly issued in the name of the Shareholders, as more fully described on Schedule 8.2.1 herein, which shall constitute "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the
"1933 Act")

           8.2.2      Director's Resolution.  A resolution of the Board
                      ---------------------
of Directors dated the closing date appointing the nominees of the Buyer as directors of the Company.

           8.2.3      Corporate Records. All of the remaining business and
                      -----------------
corporate records of the Buyer not already provided.

          8.2.4       Corporate Action. A certified copy of the corporate
                      ----------------
action of Seller authorizing and approving this Agreement and the transactions contemplated by it.

          8.2.5       Articles of Share Exchange. A duly executed original
                      --------------------------
of the Articles of Share Exchange.

     8.3   Performance of Covenants. Buyer shall  have  performed
           ------------------------
and complied in all respects with the covenants and agreements required by this Agreement.

     8.4   Proceedings   and   Instruments   Satisfactory.   All
           ----------------------------------------------
proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Seller and Seller's counsel, whose approval shall not be withheld unreasonably.

     8.5   Satisfactory  Due  Diligence  Review.   Buyer's   due
           ------------------------------------
diligence documents provided to Seller shall be satisfactory in form and substance to Seller and Seller's counsel, whose approval shall not be withheld unreasonably.


SECTION 9.     Securities Laws Compliance Procedures.
               -------------------------------------

     9.1 Each Shareholder severally and not jointly acknowledge and confirm that each has been advised and understands as follows:

          9.1.1 Each Shareholder acquiring the shares of Buyer Stock to be issued in the Share Exchange are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act and therefore must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from registration is available.

          9.1.2 Buyer is under no obligation to register such shares under the 1933 Act or to take any action which would make available an exemption from such registration.

          9.1.3 There shall be endorsed on the certificates evidencing the shares of Buyer Stock to be acquired in the Share Exchange a restrictive securities legend. Except under certain limited circumstances, the above restrictions on the transfer of such shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event. Buyer may refuse to effect a transfer of any of such shares by a Shareholder of any of his successors, personal representatives or assigns otherwise than as contemplated hereby.

          9.1.4 The Shareholder understands that the shares have not been approved or disapproved by the Securities and Exchange Commission, nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by the Buyer to the Shareholder. The Buyer is relying on the private offering exemption from registration provided pursuant to the 1933 Act.

          9.1.5 The Shareholder has been furnished with all materials relating to the Buyer and its business activities that have been requested. The Shareholder has been afforded full opportunity to ask questions of and receive answers from authorized representatives of the Buyer concerning the terms and conditions of the Share Exchange, and all such questions have been answered to the full satisfaction of the Shareholder. The Shareholder is an "Accredited Investor", as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, who, alone or with his advisors, has the ability and investment sophistication to understand the information provided to him and to determine any need which he may have for additional information. The Shareholder has been afforded the full opportunity to obtain any additional information necessary to verify the accuracy of any representations of information provided to the Shareholder.

          9.1.6 The Shareholder understands that the shares have not been approved or disapproved by the Securities and Exchange Commission, nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by the Buyer to the Shareholder.

          9.1.7 No assurances are or have been made regarding the federal or state income tax consequences of the Share Exchange, nor has any assurance been made that any federal income tax consequences of the Share Exchange will not be changed through adoption of new laws, amendments to existing laws or regulations, or changes in the interpretation of existing laws and regulations; and the Shareholder confirms that he has consulted his own tax advisor with respect to the tax consequences and aspects of the Share Exchange.


SECTION 10.    Notices.
               -------

      Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and if (i) delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

     If to Buyer:        Mr. Michael E. Marshall
                         6524 Elizan Drive NW
                         Olympia, WA  98502
                         Fax 360-352-1102

     If to Seller:       Mr.  William Bosso
                         400 Hampton View Court
                         Alpharetta, Georgia 30004
                         Fax 770-777-6799

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

SECTION 11.    Miscellaneous.
               -------------

      11.1 Survival of Representations and Warranties; Limitation
           ------------------------------------------------------
of  Liability. The representations and warranties of each of  the
-------------
parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

      11.2  No Third Party Beneficiaries. This Agreement shall not
            ----------------------------
confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

      11.3  Entire  Agreement.  This  Agreement  (including  the
            -----------------
documents referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

      11.4  Succession  and Assignment. This Agreement  shall  be
            --------------------------
binding upon and inure to the benefit of the parties named herein
and   their  respective  successors,  assigns,  heirs  or   legal
representatives, as the case may be.

      11.5  Counterparts. This Agreement may be executed in one or
            ------------
more counterparts, each of which shall be deemed an original  but
all   of  which  together  will  constitute  one  and  the   same
instrument.

      11.6  Headings.  The  paragraph and  subparagraph  headings
            --------
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.7  Governing Law. This Agreement shall be governed by, and
            -------------
construed in accordance with, the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

      11.8  Amendments and Waivers. No amendment of any provision
            ----------------------
of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      11.9  Severability. Any term or provision of this Agreement
            ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      11.10  Conflict of Terms. In the event of a conflict  of
             -----------------
terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

      11.11  General Interpretive Principles. For purposes  of
             -------------------------------
this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           11.1.1 The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

           11.1.2 Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

             11.1.3      References   herein   to   "paragraphs",
"subparagraphs" and other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Agreement;

           11.1.4 A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

           11.1.5 The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

           11.1.6 The term "include" or "including" shall mean without limitation by reason of enumeration.

           11.1.7   Incorporation  of Schedules.   The  schedules
identified in this Agreement are incorporated herein by reference and made a part hereof.


                  [See Signature Page Attached]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:
                                   GLOBAL LIFE SCIENCES, INC.


By:
   ------------------------------  By:/s/Michael E. Marshall
                                      ----------------------------
                                      Michael E. Marshall,
                                      President


                                   NORTIA CAPITAL PARTNERS CORP.


By:------------------------------  By:/s/William Bosso
                                      ----------------------------
                                      William Bosso, CEO


Shareholders
------------

Jessica Adams
Paul Anastasio
Tony Asaro
JP Baron
John W. Benton
William Bosso
Jeanette S. Bovi
David M. Bovi
John W. & Barbara H. Bylsma
   as Trustee for Bylsma Family
   Trust Dated 12/19/96
William R. Colucci
Mark Dubin
Lino Guiterez, IV
Matthew Henninger
Vance Kistler
Harrysen Mittler
TCP Partner
Timothy Lobach
Rob Hunziker
Jeffrey Friedland
Alan Talesnick

           [See Counterpart Signature Pages Attached]

                   COUNTERPART SIGNATURE PAGE
                               TO
                      AGREEMENT AND PLAN OF
                         SHARE EXCHANGE
                   (the "Exchange Agreement")
                     dated October 15, 2004
                        between and among
    Global Life Sciences, Inc., Nortia Capital Partners, Inc.
                               and
                the Shareholders whose signatures
        appear on the Counterpart Signature Pages thereto
--------------------------------------------------------------------

      By execution of this Counterpart Signature Page and upon acknowledgment by Global Life Sciences, Inc., Nortia Capital Partners, Inc., the undersigned agrees to become a party to and be bound by the terms of the Exchange Agreement, and the undersigned shall be deemed a "Shareholder" under the Exchange Agreement.


[Individuals]                     [Entities]


_______________________________   _______________________________

                                  By:____________________________

Name: _________________           Name:__________________________

                                  Title:_________________________

Date: _________________           Date:__________________________



                         ACKNOWLEDGMENT:
                         --------------

     Global Life Sciences, Inc. and Nortia Capital Partners, Inc.
hereby acknowledges execution of this Counterpart Signature Page by the above Shareholder(s).

GLOBAL LIFE SCIENCES, INC.           NORTIA CAPITAL PARTNERS, INC.


By:                                  By:
   -------------------------------      --------------------------
   Michael E. Marshall, President       William Bosso, CEO

                            Exhibit A

                     Plan of Share Exchange

                     PLAN OF SHARE EXCHANGE

     This Plan of Share Exchange ("Plan") is entered into between Global Life Sciences, Inc., a Nevada corporation with its principal offices located at 6524 Elizan Drive NW, Olympia, WA 98502 ("Acquiror") and Nortia Capital Partners, Inc., a Florida corporation with its principal offices located at 400 Hampton View Court Alpharetta, Georgia 30004 ("Acquiree").

      1.    Distribution to Shareholders. On the Effective  Date,
            ----------------------------
all of the shareholders of Acquiree not dissenting from the Plan shall automatically have exchanged, without any further action on their part, all of the outstanding stock of Acquiree for 8,675,000 shares of common stock of Acquiror and Acquiree shall become a wholly owned subsidiary of Acquiror.

      2.   Satisfaction of Rights of Acquiree's Shareholders. All
           -------------------------------------------------
shares of Acquiror's stock into which shares of Acquiree's stock have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

      3.    Fractional  Shares. Fractional shares  of  Acquiror's
            ------------------
stock  will  not  be  issued to the holders of Acquiree's  stock.
Fractional shares of Acquiror's stock will rounded up to the nearest whole number.

     4.   Supplemental Action. If at any time after the Effective
          -------------------
Date, Acquiror shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Acquiror or Acquiree, as the case may be, whether past or remaining in office, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Plan.

     5.   Filing with the Florida and Nevada Secretaries of State
           ------------------------------------------------------
and  Effective Date. On the Closing, as provided in the Agreement
-------------------
and Plan of Share Exchange of which this Plan is a part, Acquiror and Acquiree shall cause their respective Presidents (or Vice
Presidents) to execute Articles of Share Exchange in the form attached to this Plan and, on execution, this Plan shall be deemed incorporated by reference into the Articles of Share Exchange as if fully set forth in such Articles and shall become an exhibit to such Articles of Share Exchange. Thereafter, the Articles of Share Exchange shall be delivered for filing to the Florida and Nevada Secretaries of State. In accordance with Florida Business Corporation Act Chapter 607 and Nevada Revised Statutes Chapter 92a, the Articles of Share Exchange shall specify the "Effective Date." The Effective Date shall be the filing date of the Articles, as specified herein or in the Agreement and Plan of Share Exchange.

     6.   Amendment and Waiver. Any of the terms or conditions of
          --------------------
this Plan may be waived at any time by Acquiror or Acquiree by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of Acquiree by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with Florida Business Corporation Act Chapter 607 and Nevada Revised Statutes Chapter 92a.

      7.    Termination.  At any time before the  Effective  Date
            -----------
(whether before or after filing the Articles of Share Exchange), this Plan may be terminated and the share exchange abandoned by mutual consent of the Boards of Directors of both corporations, notwithstanding favorable action by the shareholders of Acquiree.

                         Schedule 8.2.1

                   Transfer of Shares of Stock

Pursuant to the terms of the Agreement and Plan of Share Exchange, at the Effective Time, all of the shareholders of Seller shall exchange all of their common stock of Seller for 8,675,000 shares of common stock of Buyer. Buyer (or its agent) agrees to deliver to each Shareholder (or his agent) common stock share certificates representing the number of shares of Buyer in the specific amounts set forth next to such Shareholder's names.

-----------------------------------------------------------------
                                 No. of Common Shares to be
Name of Shareholder              Issued to Shareholder
-----------------------------------------------------------------

Jessica Adams                           35,000
-----------------------------------------------------------------

Paul Anastasio                          10,000
-----------------------------------------------------------------

Tony Asaro                              10,000
-----------------------------------------------------------------

JP Baron                               250,000
-----------------------------------------------------------------

John W. Benton, III                    250,000
-----------------------------------------------------------------

William Bosso                        3,000,000
-----------------------------------------------------------------

Jeanette S. Bovi                        65,000
-----------------------------------------------------------------

David M.Bovi                           465,000
-----------------------------------------------------------------

John W. & Barbara H. Bylsma
  as Trustee for Bylsma Family
  Trust Dated 12/19/96                  10,000
-----------------------------------------------------------------

William R. Colucci                     300,000
-----------------------------------------------------------------

Mark Dubin                              10,000
-----------------------------------------------------------------

Lino Guiterez, IV                       10,000
-----------------------------------------------------------------

Matthew Henninger                    1,850,000
-----------------------------------------------------------------

Vance Kistler                           10,000
-----------------------------------------------------------------

Harrysen Mittler                     1,850,000
-----------------------------------------------------------------

TCP Partner                            150,000
-----------------------------------------------------------------

-----------------------------------------------------------------

Timothy Lobach                         100,000
-----------------------------------------------------------------

Rob Hunziker                           100,000
-----------------------------------------------------------------

Jeffrey Friedland                      100,000
-----------------------------------------------------------------

Alan Talesnick                         100,000
-----------------------------------------------------------------

Total                                8,675,000
-----------------------------------------------------------------